Exhibit 2.1



              RECAPITALIZATION AGREEMENT AND PLAN OF REORGANIZATION



         This Recapitalization Agreement and Plan of Reorganization Agreement ("Agreement") made this 4th day of December, 2000, by and among DOLLAR TREE STORES, INC., a Virginia corporation ("Company") and the undersigned warrantholders of the Company ("Warrantholders") listed on the attached Schedule A.


                                    RECITALS:


1. Each of the Warrantholders holds one or more warrant certificates ("Warrants") representing the right to purchase shares of the Common Stock of the Company ("Common Stock"). The Company issued the Warrants in connection with an at-risk investment in and recapitalization of the Company in September 1993.

2. Warrants currently outstanding represent the right to purchase 4,125,188 shares of Common Stock at $0.5729 per share.

3. The Company desires to enter into this Agreement in order to (i) simplify its capital structure converting all of the outstanding Warrants to Shares and (ii) avoid diluting the Company's earnings per share (which dilution would occur if the Warrantholders exercised their warrants for cash thereby maximizing the number of shares the Company must issue).

4. The Warrantholders desire, and the Company has agreed, to convert all of the Warrants to Shares by a cashless conversion of all of the Warrants pursuant to the terms of this Agreement (the "Warrant Conversion").

5. The parties intend that the transactions contemplated by this Agreement will be a tax-free reorganization pursuant to Internal Revenue Code ss. 368(a)(1)(E) and a recapitalization within the meaning of SEC Rule 144(d)(3)(i) and a conversion within the meaning of SEC Rule 144(d)(3)(ii).

6. With respect to each outstanding Warrant to purchase Shares, Schedule
A sets for the Warrant certificate number, the name of the Warrantholder holding the Warrant, the number and class of underlying shares of Common Stock (as adjusted pursuant to the terms of the Warrant for changes in the Company's capital structure, the "Warrant Shares"), the exercise price in cash (as adjusted pursuant to the terms of the Warrant, the "Exercise Price"), and the number and class of shares of Common Stock to be issued to the holder pursuant to cashless conversion under the terms of this Agreement (collectively, the "New Shares").

   NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Closing. The Closing under this Agreement (the "Closing") shall be deemed to be effective as of the close of business on December 4, 2000 (the "Conversion Date") and shall be held at the offices of Hofheimer Nusbaum, P.C. Norfolk, Virginia on such date, or at such other time and place as the parties may agree upon in writing.

2. Conversion. At the Closing, upon and subject to all of the terms and conditions set forth herein, the Warrantholders will assign, transfer and deliver to the Company all of their right, title and interest in and to the Warrants. The Warrants shall be duly endorsed for transfer thereon or by means of duly executed powers of attorney attached thereto. In exchange for the Warrants, at the Closing the Company shall issue and deliver to Company's transfer agent irrevocable instructions to issue to each Warrantholder certificates evidencing the number and class of shares of Common Stock shown in the column headed "New Shares" on Schedule A opposite such Warrantholder's name.

   In connection with this cashless Warrant Exchange, each Warrant shall represent the right to subscribe for and acquire the number of New Shares (rounded down to the nearest integer) equal to (A) the number of Warrant Shares represented by the Warrant (the "Total Share Number") less (B) the number of Warrant Shares equal to the quotient obtained by dividing (i) the product of the Total Share Number and the existing Exercise Price per Warrant Share by (ii) the Conversion Price (as hereafter defined) of a share of Common Stock. "Conversion Price" means the average closing price of the Company's common stock as quoted by The Nasdaq National Market for the last three trading days immediately preceding the Conversion Date. No fractional shares or scrip representing fractional shares or cash shall be issued or paid in exchange for the Warrants.

3. Cancellation and Release. Subject to and effective upon the consummation of the Closing, the Company hereby cancels the Warrants. The Warrants and any and all rights evidenced by the Warrants, including without limitation, the right of any holder of theWarrants to purchase the common stock of the Company, shall be null and void effective upon the consummation of the Closing. Subject to and effective upon the consummation of the Closing, the Warrantholders and the Company hereby release and discharge each other, and their respective shareholders, directors, officers, employees, agents, Affiliates and representatives, from any and all claims, liabilities and obligations that they may have had to each other relating to or arising out of or in connection with the Warrants.

4. Business Purpose; Tax Treatment. The business purpose of this
Agreement and the conversions of securities authorized herein is to simplify the Company's capital structure by eliminating the Warrants and to avoid the dilution to the Company's earnings per share that would occur if the Warrantholders received a greater number of shares by exercising their warrants for cash. The parties intend that the transactions contemplated by this Agreement will be a tax-free reorganization pursuant to Internal Revenue Code ss. 368(a)(1)(E).

5. Warrantholders' Representations and Warranties. Each Warrantholder represents and warrants to the Company that, as to itself:

     5.1. the Warrantholder has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

     5.2. for each entity Warrantholder, the execution and delivery of this Agreement and the consummation by the Warrantholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the entity;

     5.3. the Warrantholder has duly executed and delivered this Agreement;

     5.4. the obligations imposed on the Warrantholder by this Agreement are the valid and binding obligations of the Warrantholder, enforceable against the Warrantholder in accordance with its terms;

     5.5. the Warrantholder is the sole record and beneficial owner of good and marketable title to all of the Warrants set forth opposite such Warrantholder's name in Schedule A under the heading "Warrants Owned";

     5.6. the Warrantholder owns such Warrants free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, pledges, options, claims, proxies, and other security interests or rights of others;

     5.7. except for the Company's Amended and Restated Stockholder Agreement effective March 13, 1995, as amended (the "Stockholders Agreement"), the Warrantholder is not a party to any voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company; and

     5.8. the execution, delivery and performance of this Agreement and the performance and consummation by the Warrantholder of the transactions contemplated hereby:

     5.8.1. do not require on behalf of the Warrantholder any consent or authorization from, or registration, declaration or filing with, any governmental entity;

     5.8.2. will not result in a violation of any material law or regulation applicable to the Warrantholder; and

     5.8.3. will not constitute a breach or violation of or default under any contract, agreement, license, permit or other instrument to which the Warrantholder is a party.

6. Company's Representations and Warranties. The Company represents and warrants to each of the Warrantholders that:

     6.1. the Company has the full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

     6.2. the execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company;

     6.3. the Company has duly executed and delivered this Agreement;

     6.4. the obligations imposed on the Company by this Agreement are the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms; and

     6.5. the New Shares have been duly authorized and issued, and upon consummation of the Closing, shall be fully paid and non-assessable, free and clear of all liabilities (absolute or contingent), liens, encumbrances, mortgages, pledges, options, claims, proxies, and other security interests or rights of others.

7. Restricted Securities. Each Warrantholder understands that the New Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 or an exemption therefrom, and that in the absence of an effective registration statement covering the New Shares or an available exemption from registration under the Securities Act, the New Shares must be held indefinitely.

8. Legend. Each certificate evidencing any of the New Shares, other than those sold in a registered public offering, shall bear a legend substantially as follows:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

9. Stockholders Agreement. To the extent, if any, that this Agreement expressly conflicts with the Stockholders Agreement, the Stockholders Agreement shall be deemed to be superseded and amended hereby. Except as required by the previous sentence, the Stockholders Agreement shall remain in full force and effect.

10. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a writing duly executed by all of the parties whose interests are affected thereby. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia and shall be binding upon the parties hereto and their respective successors and assigns.

12. Waivers. The failure of any party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

13. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14. Indemnity. Each Warrantholder severally and not jointly agrees to indemnify the Company from and against any and all loss, cost, damage, or expense (including reasonable attorney's fees and costs of investigation) arising from a misrepresentation or a breach by such Warrantholder of a warranty, covenant, agreement or other term set forth in this Agreement or in any document delivered in connection with the closing under this Agreement. The Company agrees to indemnify each Warrantholder from and against any and all loss, cost, damage, or expense (including reasonable attorney's fees and costs of investigation) arising from a misrepresentation or a breach by the Company of a warranty, covenant, agreement or other term set forth in this Agreement or in any document delivered in connection with the closing under this Agreement.

15. Counterparts;   Facsimile  Signatures.  This  Agreement  may  be  executed, including by facsimile signature, in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.

        Witness the following signatures:

                             Dollar Tree Stores, Inc.


                             By: /s/ Frederick C. Coble
                                -------------------------
                             Title: Senior Vice President
                                    ---------------------






                             /s/ J. Dougless Perry      , Trustee
                             ---------------------------
                             J. Douglas Perry, Trustee for the Laura Paige Perry Descendants Trust dated April 11, 1994

                             /s/ J. Dougless Perry      , Trustee
                             ---------------------------
                             J. Douglas Perry, Trustee for the Joseph
                             Christopher Perry Descendants Trust Dated April 11, 1994





                             /s/ J. Dougless Perry      , Trustee
                             ---------------------------
                             J. Douglas Perry, Trustee for the Brandon Douglas Perry Descendants Trust dated April 11, 1994




                             /s/ Macon F. Brock         , Trustee
                             ---------------------------
                             Macon F. Brock, Jr., Trustee for the Macon F. Brock, III Descendants Trust dated April 22, 1994




                             /s/ Macon F. Brock         , Trustee
                             ---------------------------
                             Macon F. Brock, Jr., Trustee for the Kathryn P. Brock Descendants Trust dated April 22, 1994





                             /s/ Macon F. Brock         , Trustee
                             ---------------------------
                             Macon F. Brock, Jr., Trustee for the Christine Brock McCammon Descendants Trust dated April 22, 1994






                             /s/ James P. Compton       , Trustee
                             ---------------------------
                             James P. Compton, Trustee for the Brymar
                             Descendants Trust dated April 21, 1994

                             /s/ Thomas A. Saunders, III, Trustee
                             ---------------------------
                             Thomas A. Saunders, III, Trustee for the Saunders Dollar Tree Trust dated July 16, 1993





                             /s/ Joanne S. Berkley      , Trustee
                             ---------------------------
                             Joanne S. Berkley, Trustee for the Saunders Dollar Tree Trust dated July 16, 1993